UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   April 3, 2008
NATURAL HEALTH TRENDS CORP.

(Exact name of Company as specified in its charter)

Delaware	0-26272	59-2705336

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

2050 Diplomat Drive	Dallas, TX	75234

(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code	(972) 241-4080

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 3, 2008, Natural Health Trends Corp. (the “Company”) received a letter from The Nasdaq Stock Market stating that the Company is not in compliance with the $10,000,000 minimum stockholders’ equity requirement for continued listing on the Nasdaq Global Market set forth in MarketPlace Rule 4450(a)(3). The Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on March 31, 2008, reported that the Company’s shareholders’ equity on December 31, 2007, was $9,562,000.
     After evaluating this letter, the Company has decided to apply for a transfer to the Nasdaq Capital Market. The Company believes it meets the continued listing requirements for the Nasdaq Capital Market. Listing on the Nasdaq Capital Market will result in a minor cost savings for the Company. The Company does not believe that stockholders’ liquidity will be adversely impacted by a transfer to the Nasdaq Capital Market. Accordingly, the Company intends to file an application by April 18, 2008, to transfer its Nasdaq listing from the Nasdaq Global Market to the Nasdaq Capital Market.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

99.	Press Release of the Company dated April 8, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL HEALTH TRENDS CORP.
Date: April 8, 2008	By:	/s/ Chris Sharng
		Name:	Chris Sharng
		Title:	President